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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of United Parcel Service of America, Inc. on Form S-3 of our report dated February 7, 1996, appearing in the Annual Report on Form 10-K of United Parcel Service of America, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP

Atlanta, Georgia
July 15, 1996